UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
August 13, 2008
NUANCE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27038 (Commission File Number)	94-3156479 (IRS Employer Identification No.)
1 Wayside Road
Burlington, Massachusetts 01803
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (781) 565-5000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement
On August 19, 2008, Nuance Communications, Inc. (“Nuance”) announced it had entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 13, 2008, by and among Nuance, Speakeasy Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Nuance (“Sub I”), Speakeasy Acquisition LLC, a Delaware limited liability company and a wholly owned subsidiary of Nuance (“Sub II”), SNAPin Software, Inc., a Delaware corporation (“SNAPin”), U.S. Bank National Association, as escrow agent (“Escrow Agent”), and Thomas Huseby, as the representative of SNAPin’s stockholders (“SNAPin Stockholder Representative”), pursuant to which Sub I will merge with and into SNAPin (the “First Step Merger”), with SNAPin as the surviving corporation (the “Interim Surviving Corporation”), and as soon as practicable thereafter the Interim Surviving Corporation will merge with and into Sub II, the separate corporate existence of the Interim Surviving Corporation shall cease, and Sub II shall continue as the surviving entity and as a wholly-owned subsidiary of Nuance (the “Second Step Merger” and, taken together with the First Step Merger, the “Merger”).
The consideration consists of approximately $180,000,000 in shares of Nuance common stock, valued at $16.2652 per share, of which approximately $162,000,000 in shares of Nuance common stock will be payable at closing and $18,000,000 in shares of Nuance common stock will be placed into escrow on the closing date to secure indemnity obligations of the SNAPin stockholders pursuant to the Merger Agreement. SNAPin shareholders will be eligible for additional earnout consideration based upon the achievement of certain financial and operational milestones. The total consideration to be paid in connection with the Merger is subject to adjustment based on SNAPin’s third party expenses and the amount of cash on the final SNAPin balance sheet. The merger consideration will be paid to the SNAPin stockholders in accordance with the terms of the Merger Agreement.
The Merger has been approved by both companies’ boards of directors and the closing of the Merger is subject to customary closing conditions. This description of the Merger Agreement is qualified by reference to the Merger Agreement that will be filed as an exhibit to Nuance’s Annual Report on Form 10-K for the fiscal year ending September 30, 2008.

Item 3.02.	Unregistered Sales of Equity Securities.
In accordance with the terms of the Merger Agreement, Nuance will issue to the stockholders of SNAPin approximately $180,000,000 in shares of Nuance common stock on the date of the consummation of the Merger, subject to certain reductions set forth in the Merger Agreement. The foregoing shares are expected to be issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(2) thereof because the issuance will not involve any public offering. Nuance has agreed to use its reasonable best efforts to file a registration statement with the Securities and Exchange Commission following the closing of the Merger to register the shares of the common stock that will be issued to the SNAPin stockholders.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.
Date: August 19, 2008	By:	/s/ Jo-Anne Sinclair
Jo-Anne Sinclair
Vice President and General Counsel